Exhibit 99.1

Jabil Posts First Quarter Results

Company Exceeds Guidance and Increases Full-Year Outlook

St. Petersburg, FL – December 17, 2014... Today Jabil Circuit, Inc. (NYSE: JBL), reported preliminary, unaudited financial results for its first quarter of fiscal year 2015. The company reported first quarter net revenue of $4.55 billion, a 5 percent increase from the first quarter of fiscal 2014.

“We had a very strong start to the fiscal year as our team exceeded expectations,” said Mark T. Mondello, Chief Executive Officer. “Our results reflect strong demand within our Diversified Manufacturing Services segment as well as solid execution and performance across the entire business,” he added.

Jabil’s two reporting segments delivered the following revenue results for the company’s first fiscal quarter:

•	Electronics Manufacturing Services: $2.63 billion.

•	Diversified Manufacturing Services: $1.92 billion.

Generally accepted accounting principles (GAAP) operating income for the first quarter was $144.8 million and GAAP net diluted earnings per share was $0.37.

Core operating income (as defined below) was $180.6 million and core diluted earnings per share (as defined below) was $0.55.

(Definitions used: “GAAP” means U.S. generally accepted accounting principles. Jabil defines core operating income as GAAP operating income before amortization of intangibles, stock-based compensation expense and related charges, restructuring and related charges, distressed customer charges, acquisition costs and certain purchase accounting adjustments, loss on disposal of subsidiaries, settlement of receivables and related charges, impairment of notes receivable and related charges and goodwill impairment charges. Jabil defines core earnings as GAAP net income before amortization of intangibles, stock-based compensation expense and related charges, restructuring and related charges, distressed customer charges, acquisition costs and certain purchase accounting adjustments, loss on disposal of subsidiaries, settlement of receivables and related charges, impairment of notes receivable and related charges, goodwill impairment charges, income (loss) from discontinued operations, gain (loss) on sale of discontinued operations and certain other expenses, net of tax and certain deferred tax valuation allowance charges. Jabil defines core diluted earnings per share as core earnings divided by the weighted average number of outstanding diluted shares as determined under GAAP. Jabil calculates its core return on invested capital by annualizing its after-tax core operating income for its most recently ended quarter and dividing that by a two quarter average net invested capital base. Jabil reports core operating income, core earnings, core diluted and basic earnings per share and core return on invested capital to provide investors an additional method for assessing operating income, earnings, diluted earnings per share and return on invested capital from what it believes are its core manufacturing operations. See the accompanying reconciliation of Jabil’s core operating income to its GAAP operating income, its calculation of core earnings and core diluted earnings per share to its GAAP net income and GAAP earnings per share, its calculation of core return on invested capital and additional information in the supplemental information.)

Quarterly Results	Q1 2015	Q1 2014
Net revenue	$4.6 billion	$4.3 billion
GAAP operating income	$144.8 million	$155.4 million
GAAP net income	$72.2 million	$117.9 million
GAAP net diluted earnings per share	$0.37	$0.57
GAAP return on invested capital	14.2%	16.3%
Core operating income	$180.6 million	$160.1 million
Core earnings	$108.2 million	$89.0 million
Core diluted earnings per share	$0.55	$0.43
Core return on invested capital	19.0%	14.8%

Business Update

“I’m encouraged by how we’ve positioned Jabil to capture transformative technologies that we see on the horizon. As a result, we will continue to expand in key areas through thoughtful investment across our business,” Mondello said. Management increased its fiscal year 2015 revenue outlook to $17.5 - $18.5 billion and core earnings per share to $1.85 - $2.15.

Second quarter fiscal 2015 guidance:

• Net revenue	$4.15 billion to $4.35 billion
• GAAP operating income	$106 million to $142 million
• GAAP net diluted earnings per share	$0.25 to $0.38 per diluted share
• Core operating income	$135 million to $165 million
• Core diluted earnings per share	$0.39 to $0.50 per diluted share
• Electronics Manufacturing Services	Increase 3 percent year over year
• Diversified Manufacturing Services	Increase 53 percent year over year

(GAAP net diluted earnings per share for the second quarter of fiscal year 2015 are currently estimated to include $0.03 per share for amortization of intangibles, $0.07 per share for stock-based compensation expense and related charges and $0.02 to $0.04 per share for restructuring and related charges.)

FORWARD LOOKING STATEMENT: This news release contains forward-looking statements, including those regarding our anticipated financial results for our first quarter of fiscal year 2015; the positioning of Jabil to capture transformative technologies that we believe are on the horizon; our expectation that we will continue to expand in key areas through thoughtful investment across our business; our currently expected fiscal year 2015 revenues and core earnings per share; and our currently expected second quarter of fiscal year 2015 net revenue (including that of our segments), core and GAAP operating income, core and GAAP diluted earnings per share results and the components thereof. The statements in this news release are based on current expectations, forecasts and assumptions involving risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties include, but are not limited to: our determination as we finalize our financial results for our first quarter of fiscal year 2015 that our financial results and conditions differ from our current preliminary unaudited numbers set forth herein; fluctuations in our stock’s market price; fluctuations in operating results and cash flows; unexpected, adverse seasonal impacts on demand; changes in macroeconomic conditions, both in the U.S. and internationally; the occurrence of, success and expected financial results from, product ramps; our financial performance during and after the current economic conditions; our ability to maintain and improve costs, quality and delivery for our customers; risks and costs inherent in litigation; whether our realignment of our capacity will adversely affect our cost structure, ability to service customers and labor relations; our ability to take advantage of perceived benefits of offering customers vertically integrated services; changes in technology; competition; anticipated growth for us and our industry that may not occur; managing rapid growth; managing rapid declines in customer demand and other related customer challenges that may occur; our ability to successfully consummate acquisitions and divestitures; managing the integration of businesses we acquire; risks associated with international sales and operations; retaining key personnel; our dependence on a limited number of large customers; business and competitive factors generally affecting the electronic manufacturing services industry, our customers and our business; other factors that we may not have currently identified or quantified; and other risks, relevant factors and uncertainties identified in our Annual Report on Form 10-K for the fiscal year ended August 31, 2014, subsequent Reports on Forms 10-Q and 8-K and our other securities filings. Jabil disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Supplemental Information: The financial results disclosed in this release include certain measures calculated and presented in accordance with GAAP. In addition to the GAAP financial measures, Jabil provides supplemental, non-GAAP financial measures to facilitate evaluation of Jabil’s core operating performance. The non-GAAP financial measures disclosed in this release exclude certain amounts that are included in the most directly comparable GAAP measures. The non-GAAP or core financial measures disclosed in this release do not have standard meanings and may vary from the non-GAAP financial measures used by other companies. Management believes core financial measures (which exclude the effects of the amortization of intangibles, stock-based compensation expense and related charges, restructuring and related charges, distressed customer charges, acquisition costs and certain purchase accounting adjustments, loss on disposal of subsidiaries, settlement of receivables and related charges, impairment of notes receivable and related charges, goodwill impairment charges, income (loss) from discontinued operations, gain (loss) on sale of discontinued operations and certain other expenses, net of tax and certain deferred tax valuation allowance charges) are a useful measure that facilitates evaluating the past and future performance of Jabil’s ongoing operations on a comparable basis. Jabil reports core operating income, core return on invested capital, core earnings and core diluted and basic earnings per share to provide investors an additional method for assessing operating income, earnings and earnings per share from what it believes are its core manufacturing operations. Included in this release are Condensed Consolidated Statements of Operations as well as a reconciliation of the disclosed core financial measures to the most directly comparable GAAP financial measures.

Company Conference Call Information: Jabil will hold a conference call to discuss the first quarter of fiscal year 2015 earnings today at 4:30 p.m. ET live on the Internet at http://www.jabil.com. The call will be recorded and archived on the web at http://www.jabil.com. A taped replay of the conference call will also be available December 17, 2014 at approximately 7:30 p.m. ET through midnight on December 31, 2014. To access the replay, call (855) 859-2056 from within the United States, or (404) 537-3406 outside the United States. The pass code is: 44928993. An archived webcast of the conference call will be available at http://www.jabil.com/investors/.

About Jabil

Jabil is an electronic product solutions company providing comprehensive electronics design and manufacturing product management services to global electronics and technology companies. Offering complete product supply chain management from facilities in 24 countries, Jabil provides comprehensive, individualized-focused solutions to customers in a broad range of industries. Jabil common stock is traded on the New York Stock Exchange under the symbol, “JBL”. Further information is available on Jabil’s website: jabil.com.

Investor & Media Contact:

Beth Walters

Senior Vice President, Investor Relations & Communications

Jabil Circuit, Inc.

(727) 803-3511

beth_walters@jabil.com

JABIL CIRCUIT, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	November 30, 2014 (Unaudited)	August 31, 2014
ASSETS
Current assets:
Cash and cash equivalents	$921,504	$1,000,249
Accounts receivable, net	1,584,794	1,208,516
Inventories	2,099,214	2,008,077
Prepaid expenses and other current assets	1,049,745	1,057,562
Deferred income taxes	61,595	64,944
Assets of discontinued operations	20,505	19,669

Total current assets	5,737,357	5,359,017

Property, plant and equipment, net	2,314,464	2,271,705
Goodwill and intangible assets, net	620,944	627,700
Deferred income taxes	89,428	92,702
Other assets	107,715	128,622

Total assets	$8,869,908	$8,479,746

LIABILITIES AND EQUITY
Current liabilities:
Current installments of notes payable, long-term debt and capital lease obligations	$11,487	$12,960
Accounts payable	3,358,871	3,060,814
Accrued expenses	1,340,732	1,235,106
Deferred income taxes	5,040	5,094
Liabilities of discontinued operations	6,798	7,123

Total current liabilities	4,722,928	4,321,097

Notes payable, long-term debt and capital lease obligations, less current installments	1,666,377	1,669,585
Other liabilities	74,314	79,471
Income tax liabilities	93,268	87,555
Deferred income taxes	59,109	61,670

Total liabilities	6,615,996	6,219,378

Commitments and contingencies Equity:
Jabil Circuit, Inc. stockholders’ equity:
Preferred stock	—	—
Common stock	245	244
Additional paid-in capital	1,892,279	1,874,219
Retained earnings	1,305,041	1,245,772
Accumulated other comprehensive income	49,710	86,962
Treasury stock, at cost	(1,012,117)	(965,369)

Total Jabil Circuit, Inc. stockholders’ equity	2,235,158	2,241,828

Noncontrolling interests	18,754	18,540

Total equity	2,253,912	2,260,368

Total liabilities and equity	$8,869,908	$8,479,746

JABIL CIRCUIT, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except for per share data)

(Unaudited)

	Three months ended
	November 30, 2014	November 30, 2013
Net revenue	$4,550,418	$4,342,711
Cost of revenue	4,167,431	4,008,460

Gross profit	382,987	334,251

Operating expenses:
Selling, general and administrative	214,380	142,470
Research and development	6,005	9,054
Amortization of intangibles	5,590	6,321
Restructuring and related charges	12,257	21,003

Operating income	144,755	155,403

Interest and other, net	31,833	33,774

Income from continuing operations before tax	112,922	121,629

Income tax expense	39,788	19,676

Income from continuing operations, net of tax	73,134	101,953

Discontinued operations:
Income from discontinued operations, net of tax	853	16,112
Loss on sale of discontinued operations, net of tax	(1,611)	—

Discontinued operations, net of tax	(758)	16,112

Net income	72,376	118,065

Net income attributable to noncontrolling interests, net of tax	214	143

Net income attributable to Jabil Circuit, Inc.	$72,162	$117,922

Earnings per share attributable to the stockholders of Jabil Circuit, Inc.:
Basic:
Income from continuing operations, net of tax	$0.38	$0.50

Discontinued operations, net of tax	$0.00	$0.08

Net income	$0.37	$0.58

Diluted:
Income from continuing operations, net of tax	$0.37	$0.49

Discontinued operations, net of tax	$0.00	$0.08

Net income	$0.37	$0.57

Weighted average shares outstanding:
Basic	193,502	204,762

Diluted	195,314	206,813

JABIL CIRCUIT, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three months ended
	November 30, 2014	November 30, 2013
Cash flows from operating activities:
Net income	$72,376	$118,065
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	122,380	125,596
Restructuring and related charges	3,292	782
Recognition of stock-based compensation expense and related charges	18,043	(24,566)
Deferred income taxes	2,618	(5,429)
Other, net	14,388	2,977
Changes in operating assets and liabilities:
Accounts receivable	(398,334)	(146,619)
Inventories	(100,831)	137,407
Prepaid expenses and other current assets	(1,491)	(11,909)
Other assets	15,077	5,259
Accounts payable and accrued expenses	441,583	(83,857)

Net cash provided by operating activities	189,101	117,706

Cash flows from investing activities:
Acquisition of property, plant and equipment	(197,676)	(202,992)
Proceeds from sale of property, plant and equipment	3,764	5,819
Other, net	3,600	—

Net cash used in investing activities	(190,312)	(197,173)

Cash flows from financing activities:
Borrowings under debt agreements	1,458,495	2,066,000
Payments towards debt agreements	(1,461,871)	(2,180,326)
Payments to acquire treasury stock	(40,040)	—
Dividends paid to stockholders	(16,607)	(19,261)
Treasury stock minimum tax withholding related to vesting of restricted stock	(6,708)	(32,717)
Other, net	63	2,390

Net cash used in financing activities	(66,668)	(163,914)

Effect of exchange rate changes on cash and cash equivalents	(10,866)	1,231

Net decrease in cash and cash equivalents	(78,745)	(242,150)
Cash and cash equivalents at beginning of period	1,000,249	1,011,373

Cash and cash equivalents at end of period	$921,504	$769,223

JABIL CIRCUIT, INC. AND SUBSIDIARIES

SUPPLEMENTAL DATA

RECONCILIATION OF GAAP FINANCIAL RESULTS TO NON-GAAP MEASURES

(in thousands, except for per share data)

(Unaudited)

	Three months ended
	November 30, 2014	November 30, 2013
Operating income (GAAP)	$144,755	$155,403
Amortization of intangibles	5,590	6,321
Stock-based compensation expense and related charges	18,043	(22,586)
Restructuring and related charges	12,257	21,003

Core operating income (Non-GAAP)	$180,645	$160,141

Net income attributable to Jabil Circuit, Inc. (GAAP)	$72,162	$117,922
Amortization of intangibles, net of tax	5,589	1,173
Stock-based compensation expense and related charges, net of tax	17,694	(22,606)
Restructuring and related charges, net of tax	11,948	17,697
Acquisition costs and certain purchase accounting adjustments, net of tax	—	(9,064)
Income from discontinued operations, net of tax	(853)	(16,112)
Loss on sale of discontinued operations, net of tax	1,611	—

Core earnings (Non-GAAP)	$108,151	$89,010

Earnings per share: (GAAP)
Basic	$0.37	$0.58

Diluted	$0.37	$0.57

Core earnings per share: (Non-GAAP)
Basic	$0.56	$0.43

Diluted	$0.55	$0.43

Weighted average shares outstanding used in the calculations of earnings per share (GAAP and Non-GAAP):
Basic	193,502	204,762

Diluted	195,314	206,813

JABIL CIRCUIT, INC. AND SUBSIDIARIES

SUPPLEMENTAL DATA

RECONCILIATION OF GAAP FINANCIAL RESULTS TO NON-GAAP MEASURES

(in thousands)

(Unaudited)

CALCULATION OF RETURN ON INVESTED CAPITAL AND

CORE RETURN ON INVESTED CAPITAL

The Company calculates: (1) its “Return on Invested Capital” by annualizing its “after-tax GAAP operating income” for its most recently-ended quarter and dividing that by a two quarter average of its “net invested capital asset base” and (2) its “Core Return on Invested Capital” by annualizing its “after-tax non-GAAP core operating income” for its most recently-ended quarter and dividing that by a two quarter “average net invested capital asset base.”

The Company calculates: (1) its “after-tax GAAP operating income” by subtracting a certain tax effect (the calculation of which is explained below) from its GAAP operating income and (2) its “after-tax non-GAAP core operating income” as its non-GAAP core operating income less a certain tax effect (the calculation of which is explained below). See elsewhere in this earnings release for a reconciliation of the Company’s non-GAAP core operating income to its GAAP operating income.

The Company calculates its “average net invested capital asset base” as the sum of the averages (the calculations of which are explained below) of its stockholders’ equity, current and non-current portions of its notes payable, long-term debt and capital lease obligations less the average (the calculation of which is explained below) of its cash and cash equivalents.

The following table reconciles (1) “Return on Invested Capital,” as calculated using “after-tax GAAP operating income” to (2) “Core Return on Invested Capital,” as calculated using “after-tax non-GAAP core operating income”:

	Three months ended
	November 30, 2014	November 30, 2013
Numerator:
Operating income (GAAP)	$144,755	$155,403
Tax effect (1)	(39,786)	(19,752)

After-tax operating income	104,969	135,651
	x4	x4

Annualized after-tax operating income	$419,876	$542,604

Core operating income (Non-GAAP)	$180,645	$160,141
Tax effect (2)	(40,445)	(37,352)

After-tax core operating income	140,200	122,789
	x4	x4

Annualized after-tax core operating income	$560,800	$491,156

Denominator:
Average total Jabil Circuit, Inc. stockholders’ equity (3)	$2,238,493	$2,363,080
Average notes payable, long-term debt and capital lease obligations, less current installments (3)	1,667,981	1,684,126
Average current installments of notes payable, long-term debt and capital lease obligations (3)	12,223	166,339
Average cash and cash equivalents (3)	(960,877)	(890,298)

Net invested capital asset base	$2,957,820	$3,323,247

Return on Invested Capital (GAAP)	14.2%	16.3%
Adjustments noted above	4.8%	(1.5)%
Core Return on Invested Capital (Non-GAAP)	19.0%	14.8%

(1)	This amount is calculated by adding the amount of income taxes attributable to its operating income (GAAP) and its interest expense.
(2)	This amount is calculated by adding the amount of income taxes attributable to its core operating income (Non-GAAP) and its interest expense.
(3)	The average is based on the addition of the account balance at the end of the most recently-ended quarter to the account balance at the end of the prior quarter and dividing by two.